EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nationwide Mutual Funds of our reports dated December 20, 2023 relating to the financial statements and financial highlights, which appear in Nationwide Amundi Strategic Income Fund, Nationwide Bailard Cognitive Value Fund, Nationwide Bailard International Equities Fund, Nationwide Bailard Technology & Science Fund, Nationwide BNY Mellon Core Plus Bond ESG Fund, Nationwide BNY Mellon Dynamic U.S. Core Fund, Nationwide BNY Mellon Dynamic U.S. Equity Income Fund, Nationwide Bond Fund, Nationwide Bond Index Fund, Nationwide Destination 2025 Fund, Nationwide Destination 2030 Fund, Nationwide Destination 2035 Fund, Nationwide Destination 2040 Fund, Nationwide Destination 2045 Fund, Nationwide Destination 2050 Fund, Nationwide Destination 2055 Fund, Nationwide Destination 2060 Fund, Nationwide Destination 2065 Fund, Nationwide Destination Retirement Fund, Nationwide Fund, Nationwide Geneva Mid Cap Growth Fund, Nationwide Geneva Small Cap Growth Fund, Nationwide Global Sustainable Equity Fund, Nationwide Government Money Market Fund, Nationwide GQG US Quality Equity Fund, Nationwide Inflation-Protected Securities Fund, Nationwide International Index Fund, Nationwide International Small Cap Fund, Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Conservative Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Janus Henderson Overseas Fund, Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund, Nationwide Loomis Short-Term Bond Fund, Nationwide Mid Cap Market Index Fund, Nationwide NYSE Arca Tech 100 Index Fund, Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Small Company Growth Fund, Nationwide WCM Focused Small Cap Funds’ Annual Reports on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, PA

February 20, 2024